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                                                                    EXHIBIT 23.1


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS



To Foothill Independent Bancorp:


We consent to the incorporation by reference in Registration Statement No. 2-89744 on Form S-8 filed March 1, 1984, Registration Statement No. 33-57586 on Form S-8 filed January 29, 1993, Registration Statement No. 33-64584 on Form
S-8 filed June 17, 1993, and Registration Statement No. 33-83854 on Form
S-3 filed September 12, 1994, of our report dated January 23, 1998 on the consolidated financial statements of Foothill Independent Bancorp as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included at Page of its Annual Report on Form 10-K for the year ended December 31, 1997.


                                             /s/ VAVRINEK, TRINE, DAY & COMPANY
                                             -----------------------------------
                                                 VAVRINEK, TRINE, DAY & COMPANY
                                                 Certified Public Accountants

March 26, 1998
Rancho Cucamonga, California